Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Double Eagle Petroleum Co. on Form S-8 of our report dated March 4, 2004, appearing in the Annual Report on Form 10-KSB of Double Eagle Petroleum Co. for the year ended December 31, 2003 and the four months ended December 31, 2002, also incorporated by reference in this Registration Statement.

HEIN & ASSOCIATES LLP

Denver, Colorado
March 7, 2005

717 17th Street, Suite 1600
Denver, Colorado 80202
Phone: 303-298-9600
Fax: 303-298-8118
www.heincpa.com